Exhibit 10.13

                              MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT ("Agreement") is made and entered into this the 1st day of August 2005 between Agribiofuels, LLC, ("Agribiofuels") a Texas Limited Liability Company and Imperial Petroleum Recovery Corporation ("IPRC"), a Nevada Corporation, and any subsidiaries.

                                   WITNESSETH:

     WHEREAS, Agribiofuels is in the business of providing biodiesel product to the energy industry;

WHEREAS, Agribiofuels desires to have access to the services and technology of IPRC;

WHEREAS, IPRC has the ability to provide certain general business, financial consultation and advice and management services to Agribiofuels in connection with the operation of its business and to provide technology and training in operating Microwave Separation Technology (MST) in the manufacture of biodiesel product;

NOW, THEREFORE, in consideration of the promises and the mutual covenants of the parties hereto and other good and valuable consideration paid and received by each of the parties to this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


SECTION 1. ENGAGEMENT

     Agribiofuels hereby engages IPRC as an independent contractor and consultant to provide general business consultation and advice and management services to Agribiofuels and its subsidiaries in connection with the operation of their respective businesses.

SECTION 2. MANAGEMENT SERVICES

     IPRC through its members and/or employees, shall provide Agribiofuels with management services as specified in section six of the Regulations of Agribiofuels, LLC and other management services not there listed which may be required from time to time for the effective conduct of Agribiofuels' business. In addition, IPRC shall recruit, retain and train all employees necessary for the operation of Agribiofuels, LLC's biodiesel production facility.

SECTION 3. MICROWAVE SEPARATION TECHNOLOGY LICENSE AND SERVICES

     IPRC hereby grants to Agribiofuels a license to use its MST technology (and any improvements to such technology developed by Agribiofuels employees) for the production, use and sale of biodiesel for the duration of this contract. Such license is exclusively for the production of biodiesel and may not be used for any other process or project. This license is not transferable. This license


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expires at the same time as this  contract.  IPRC shall  provide  technical  and training services for the use of MST in Agribiofuels' biodiesel production. For the purposes of this agreement, "MST" shall mean a microwave separation technology unit and centrifuge, along with its associated control hardware and software for the production of biodiesel as described in U.S. Patent # 5,914,014, # 6,077,400 and # 6,086,830.

SECTION 4. MANAGEMENT AND MST FEES

     Commencing on the date hereof (the "Effective Date"), Agribiofuels shall pay IPRC a management fee, in consideration of the services rendered by IPRC pursuant to Section 2 above. Such fee will be due and payable on the 15th day of each month. Once the biodiesel facility is operational, Agribiofuels will pay IPRC the greater of a throughput fee per gallon of biodiesel produced or pay an amount equal to ____________.

     In addition, Agribiofuels agrees to use the MST in the biodiesel process. Once an MST is deployed, the minimum parking fee per MST is $_________ per month. Once the biodiesel facility is operational, Agribiofuels agrees to pay IPRC per MST the greater of $________ or a throughput charge of $ ____ per gallon of biodiesel produced.


SECTION 5. TERM OF AGREEMENT

     The term of this Agreement shall be for a period of three (3) years commencing on the Effective Date. Renewals will be made 30 days prior to the end of the Agreement and be for a term of an additional three (3) years if agreed by both parties.


SECTION 6. TERMINATION

     IPRC may terminate this agreement if Agribiofuels fails to make any payment due to IPRC. IPRC shall provide Agribiofuels written notice of any delinquent payment and twenty (20) days after the date of said notice to pay the delinquent amount.

SECTION 7. NOTICES

7.1 Manner of Notice. All notices, statements or other documents which any party shall be required or shall desire to give to the others hereunder shall be in writing and shall be given by the parties hereto only as follows: (a) by personal delivery, (b) by addressing it as indicated below, and by depositing it certified mail. Postage prepaid, in the U.S. mail, first class (airmail if the address is outside of the country in which such notice is deposited), or (c) by addressing it as indicated below, and by delivering it toll prepaid to a telegraph, cable company or courier service (e.g., Federal Express).

7.2 Delivery of Notice. Addresses. If so delivered, mailed, telegraphed, cabled or couriered, each such notice, statement or other document shall, except as herein expressly provided, be conclusively deemed to have been given when personally delivered, or on the third business day after the date of mailing, or


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on the date of delivery to a telegraph or cable company or on the first business day after delivery to a courier service, as the case may be. The addresses of the parties shall be those of which the other parties actually receives written notice pursuant to this Section 7 and until further notice are:


                  IPRC
                  1970 South Starpoint Drive
                  Houston, TX  77032

                  Agribiofuels, LLC



SECTION 8. MISCELLANEOUS

8.1 Entire Agreement; Amendments. This agreement contains all of the terms and conditions agreed upon by the parties hereto in connection with the subject matter hereof. This Agreement may not be amended, modified or changed except by written instrument signed by all of the parties hereto.

8.2 Assignment; Successors. This Agreement shall not be assigned and is not assignable by any party without the prior written consent of each of the parties hereto; provided, however, that IPRC may assign, without the prior consent of Agribiofuels, its rights and obligations under this Agreement to any of its affiliates controlled by IPRC and provided further, that IPRC may assign the right to receive any payment hereunder to any other person or entity. Subject to the preceding sentence, this Agreement shall insure to the benefit of and be binding upon the parties hereto and respective permitted successors and assigns.

8.3 Captions. All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal domestic laws of the State of Texas without reference to the choice of law principles thereof.

8.5 Attorney's Fees. If any legal action is brought concerning any matter relating to this Agreement, or by reason of any breach of any covenant, condition or agreement referred to herein, the prevailing party shall be entitled to have and recover from the other party to the action all costs and expenses of suit, including attorney's fees.

8.6 Severability: If any term, provision or condition of this Agreement is determined by a court or other judicial or administrative tribunal to be illegal, void or otherwise ineffective to herein, the prevailing party shall not be affected thereby and shall remain in full force and effect.


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8.7  Interpretation.  In the event of a dispute hereunder,  this Agreement shall be interpreted in accordance with its fair meaning and shall not be interpreted for or against any party hereto on the ground that such party drafted or caused to be drafted this Agreement or any part hereof.

8.8 Indemnity. The parties of this Agreement shall indemnify and hold one another and their respective officers, directors, employees and agents, harmless from any and all loss, cost, liability and damage (including attorneys' fees) arising out of or be connected with, any act performed or omitted to be performed or omitted to be performed under this agreement, provided such act or omission was taken in good faith, and in the event of criminal proceedings, that the indemnity had no reasonable cause to believe his conduct was unlawful. An adverse judgment or plea of "nolo" contender shall not, of itself, create a presumption that the indemnity did not act in god faith or that he had reasonable cause to believe his conduct was unlawful. Expenses incurred in defending a civil or criminal action shall be paid by the indemnitor upon receipt of an undertaking by or behalf of the indemnity to pay such amount if it be later shown that such person was not entitled to indemnification.

IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed as of the first above written.


                     IMPERIAL PETROLEUM RECOVERY CORPORATION


                                         By:  signed copy on file

                                         Name: Alan B. Springer

                                         Title: Chairman/CEO


                                AGRIBIOFUELS, LLC

                                         By:  signed copy on file

                                         Name: James W. Hammond

                                         Title: Manager